Exhibit 10.15

Loan No.: 625982481

(NOTE: THIS PROMISSORY NOTE MAY REQUIRE A BALLOON PAYMENT AT MATURITY)

PROMISSORY NOTE

$13,800,000.00 (U.S.)	June: 1, 2007

FOR VALUE RECEIVED, the undersigned (individually and collectively, “Borrower”), jointly and severally, promise to pay to the order of WASHINGTON MUTUAL BANK, a federal association, at P.O. Box 650528, Dallas, Texas 75265-0528, or at such other place as the holder of this Note (“Lender”) may from time to time designate in writing, the sum of $13,800,000.00 in lawful money of the United States, with interest thereon from the date of disbursement by Lender (whether into escrow or otherwise) until paid at the rates set forth below. Except as otherwise provided in the immediately following sentence, interest for each full calendar month during the term of this Note will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each (“30/360 Basis”). Interest for the full or partial calendar month at the beginning of the term of this Note will be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest for any partial calendar month at the end of the term of this Note will be calculated on the basis of a 365-or 366-day year, as applicable, and the actual number of days elapsed. The Monthly Payment Amounts (as defined below) will be calculated on a 30/360 Basis.

SECTION 1. Initial Interest Rate.

The per annum interest rate hereunder (the “Note Rate”) shall initially be a rate (the “Initial Rate”) determined as follows (and, in either case, subject to adjustment on and after the Initial Interest Adjustment Date as provided in Section 2 below):

(a) If the Initial Monthly Payment Date (as defined below) is not more than one calendar month after the month in which this Note is funded, the Initial Rate shall be 6.03000% per annum (the “Stated Interest Rate”).

(b) Otherwise, the Initial Rate, applicable for the full or partial calendar month at the beginning of the term of this Note, shall be a rate equal to the higher of (i) the Stated Interest Rate, or (ii) the Fully Indexed Rate. Thereafter, the Note Rate in effect through the day immediately prior to the Initial Interest Adjustment Date shall be the Stated Interest Rate. As used herein, “Fully Indexed Rate” means the Twelve-Month Average (as defined below) determined as of the first day of the month in which this Note is dated plus the Margin (as defined below).

SECTION 2. Interest Rate Adjustments.

(a) Interest Adjustment Date. Beginning on July 1, 2014 (the “Initial Interest Adjustment Date”), and on the same day of every sixth month thereafter, the Note Rate shall he adjusted as provided below. Each date on which the Note Rate is to be adjusted as provided in this Note is referred to as an “Interest Adjustment Date.”

(b) The Index. Beginning with the Initial Interest Adjustment Date, the Note Rate will be based on the Index (as defined below). As used in this Note, the term “Index” means the Twelve-Month Average, determined as set forth below, of the annual yields on actively traded United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release entitled “Selected Interest Rates H.15 (519)” (the “Monthly Yields”). The “Twelve-Month Average” is determined by adding together the Monthly Yields for the most recently available twelve months and dividing by 12. The most recent Index figure available as of each Interest Adjustment Date is referred to in this Note as the “Current Index.” If the Twelve-Month Average is no longer available, Lender shall choose a new index that is based upon comparable information and such new index shall then be the Index. Lender shall give Borrower notice of such choice.

Loan No.: 625982481

(i) Before each Interest Adjustment Date, Lender will calculate the new Note Rate by adding 2.40000% (the “Margin”) to the Current Index. Lender will then round the result of this addition to the nearest one-thousandth of one percentage point (0.001%); provided that, except for the adjustment made on the Initial Interest Adjustment Date, the Note Rate will never increase or decrease on any single Interest Adjustment Date more than one percentage point (1.00%) from the immediately preceding Note Rate except as set forth in Section 9 below. Subject to the limits stated in Section 2(b)(ii) below, this rounded amount will be the Note Rate until the next Interest Adjustment Date.

(ii) Except as set forth in Section 9 below, the Note Rate will never be greater than 12.42700% per annum (the “Rate Limit”).

(iii) If for any reason Lender fails to make an adjustment to the Note Rate or the Monthly Payment Amount as described in this Note, regardless of any notice requirement, Lender may, upon discovery of such failure, then make such adjustment as if it had been made on time. Borrower agrees not to hold Lender responsible for any damages that may result from Lender’s failure to make the adjustment and to allow Lender, at its option, to apply any excess monies that Borrower may have paid to partial prepayment of the unpaid principal balance of this Note, provided that such prepayment shall not be subject to any Prepayment Premium provided for in any addendum to this Note.

SECTION 3. Monthly Payments.

Beginning on August 1, 2007 (the “Initial Monthly Payment Date”) and on the same day of each and every calendar month thereafter throughout the term of this Note (the “Monthly Payment Dates”), Borrower shall make monthly payments under this Note to Lender in the amounts provided in this Section 3 (the “Monthly Payment Amounts”).

(a) The Monthly Payment Amount for the payment due on each Monthly Payment Date through and including the 36th Monthly Payment Date (the “Final Interest-Only Payment Date”) shall consist of all accrued but unpaid interest on the unpaid principal balance of this Note.

(b) The Monthly Payment Amount shall be adjusted on the 37th Monthly Payment Date to an amount sufficient to fully repay the unpaid principal balance of this Note, together with interest at the then-applicable Note Rate, by the end of the Amortization Period (as defined below) in substantially equal installments. The “Amortization Period” shall be a period of 360 months beginning on the Final Interest-Only Payment Date.

(c) The Monthly Payment Amount shall be further adjusted beginning on August 1, 20l4, and on the same day of every sixth month thereafter. Each adjustment shall be to an amount sufficient to fully repay the unpaid principal balance of this Note, together with interest at the Note Rate as most recently adjusted prior to the applicable Payment Adjustment Date (as defined below), by the end of the remaining portion of the Amortization Period in substantially equal installments. Each date on which the Monthly Payment Amount will be adjusted pursuant to this Section 3 is referred to as a “Payment Adjustment Date.”

SECTION 4. Maturity.

Any and all remaining unpaid principal of and interest on this Note shall be due and payable in full on July 1, 2037 (the “Maturity Date”).

Loan No.: 625982481

SECTION 5. Application of Payments.

So long as no Event of Default (as used in this Note, the terms “Event of Default” and “Default” have the meanings given to those terms in the Security Instrument described in Section 8) exists, payments under this Note and the Security Documents shall be applied: (a) first, to the payment of accrued interest; (b) second, at the option of Lender, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances Lender may have made for attorneys’ fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and late charges due hereunder; and (c) third, to the reduction of principal of this Note. After the occurrence and during the continuance of an Event of Default, Lender may apply such payments to the obligations secured by the Security Instrument in such manner as it may elect in its sole discretion.

SECTION 6. Prepayment.

Borrower may prepay its obligation under this Note only if, to the extent and on the terms and subject to the conditions set forth in an addendum to this Note attached hereto and incorporated herein by this reference. If no such addendum is attached to this Note, Borrower may not prepay its obligation under this Note. Notwithstanding the foregoing, if no such addendum is attached to this Note and Lender, in its sole discretion, agrees to permit a prepayment, then it may do so on such terms and conditions as it may require in its sole discretion. No partial prepayment of this Note shall change the date or amount of any subsequent monthly payment required under the terms of this Note prior to payment in full of all amounts owing under this Note unless otherwise agreed in writing by Lender in its sole discretion.

SECTION 7. Late Charge.

If any amount payable under this Note is not paid within 15 days after the due date thereof, Borrower shall pay a late charge of 5.00000% of the delinquent amount as liquidated damages for the extra expense in handling past due payments; provided, however, that no such late charge shall be payable with respect to any balloon - payment due on the Maturity Date. Any late charge payable under this section is in addition to any interest payable at the Default Rate (as defined below).

SECTION 8. Security.

This Note is secured by a deed of trust, security agreement, assignment of leases and rents, and fixture filing or a mortgage, security agreement, assignment of leases and rents, and fixture filing (the “Security Instrument”) of even date herewith and executed by Borrower, encumbering the real property described in the Security Instrument. The Security Instrument and any and all other documents securing this Note are collectively referred to as the “Security Documents”; provided, however, that “Security Documents” specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to Lender by Borrower (the “Indemnity Agreement”). The real property and the other collateral provided for in the Security Documents are collectively referred to as the “Property.”

Notwithstanding anything to the contrary in this Note or the Security Documents, this Note shall not evidence Borrower’s obligations under the Indemnity Agreement and nothing contained in this Note or the Security Documents shall be deemed to limit or expand Borrower’s obligations under such Indemnity Agreement. All of such obligations (and all substantial equivalents of such obligations) shall constitute the separate, unsecured recourse obligations of Borrower and shall not be deemed to be evidenced by this Note or secured by the Security Documents.

Loan No.: 625982481

SECTION 9. Default: Remedies.

If any amount payable under this Note is not paid within 15 days after the date when due or if any other Event of Default has occurred and is continuing, then, at the option of Lender, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon the occurrence of an Event of Default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at a variable rate, adjusted at the times at which the Note Rate would otherwise have been adjusted pursuant to Section 2, of 5% per annum above the Note Rate that would have been applicable from time to time had there been no Event of Default (the “Default Rate”) until all Events of Default are cured. Failure to exercise any option granted to Lender hereunder shall not waive the right to exercise the same in the event of any subsequent Event of Default. Interest at the Default Rate shall commence to accrue upon the occurrence of any Event of Default, including he failure to pay this Note at maturity.

SECTION 10. Attorneys’ Fees.

In the event of any Default, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, Lender shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing. Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (c) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

SECTION 11. Miscellaneous.

(a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand, and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

(b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents; provided, however, that if, but only if, a Limited Liability Addendum is attached to and incorporated into this Note, the liability of any person or entity that signs this Note will be limited as provided in such Addendum.

(c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

(d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

Loan No.: 625982481

(e) This Note is made with reference to and is to be construed in accordance with the laws of the state where the Property is located.

(f) Notwithstanding any contrary provision of applicable law, each general partner in any partnership that is a party hereto, agrees that Lender need not exhaust the partnership assets of such partnership before executing upon the assets of such general partner in satisfaction of the obligations evidenced hereby or by any other document, instrument or agreement entered into by such partnership in connection with the loan evidenced by this Note, but may execute upon such general partner’s assets prior to, at the same time as, or after executing upon the partnership assets of such partnership. Each such general partner shall be jointly and severally liable for such obligations with all other persons and entities liable therefor.

(g) If Lender at any time discovers that this Note or any of the Security Documents contains any error that was caused by a clerical mistake, calculation error, computer error, printing error or similar error, Borrower shall, upon demand by Lender re-execute any such documents as are necessary or appropriate to correct any such error and Lender shall have no liability to Borrower or any other person or entity as a result of such error. If this Note or any of the Security Documents are lost, stolen, mutilated or destroyed and Lender delivers to Borrower an indemnification agreement reasonably indemnifying Borrower against any loss or liability resulting therefrom, Borrower will execute and deliver to Lender a replacement thereof in form and content identical to the original document, which will have the effect of The original for all purposes.

DATED as of the day and year first above written.

Brookside Iroquois, LLC, a Delaware limited liability company

By: BIR Associates, LLC, a Delaware LLC, Its Member

By: Brookside Investment Associates, LLC, a NJ LLC, Its Member

/s/ David Shemano
By: David Shemano, Managing Member

GJBH Iroquois, LLC, a Delaware limited liability company

By: GJBH Realty Company, LLC, a Delaware LLC, Its Member

/s/ David Shemano
By: David Shemano, Managing Member